UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 1

                       Westlakes Institutional Portfolios
                ------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

                         1205 Westlakes Drive, Suite 100
                           Berwyn, Pennsylvania 19312
                     ---------------------------------------
                    (Address of Principal Executive Offices)
                             (City, State Zip Code)

               Registrant's Telephone Number, including Area Code
                                  484-329-2300
               --------------------------------------------------

                                  John H. Grady
                        Turner Investment Partners, Inc.
                         1205 Westlakes Drive, Suite 100
                           Berwyn, Pennsylvania 19312
                   -------------------------------------------

                     (Name and Address of Agent for Service)


                                   Copies to:

                              Monica L. Parry, Esq.
                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
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EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such shares will be issued solely in transactions that do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may only be made by "accredited investors" within the meaning of Regulation D under the Securities Act which term includes banks and other financial institutions, registered broker-dealers, insurance companies, investment companies, pension and profit sharing plans, corporations, trusts and other entities which satisfy net worth requirements and certain individuals. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant in any state or jurisdiction in which such offer or solicitation would be unlawful, or in which the person making such offer or solicitation is not qualified to do so, or to a person to whom it is unlawful to make such offer or solicitation.

                                                   Memorandum Number:___________




                                   PROSPECTUS


                       WESTLAKES INSTITUTIONAL PORTFOLIOS,
                           A DELAWARE STATUTORY TRUST

                          A PRIVATE OFFERING OF SHARES



                            FIXED INCOME PORTFOLIOS:

                       HIGH QUALITY FIXED INCOME PORTFOLIO
                           BBB FIXED INCOME PORTFOLIO
                        HIGH YIELD FIXED INCOME PORTFOLIO
                           CORE FIXED INCOME PORTFOLIO


                               EQUITY PORTFOLIOS:

                            SMALL CAP CORE PORTFOLIO
                             MID CAP CORE PORTFOLIO



                        TURNER INVESTMENT PARTNERS, INC.
                         1205 WESTLAKES DRIVE, SUITE 100
                           BERWYN, PENNSYLVANIA 19312
                               INVESTMENT MANAGER





                      TURNER INVESTMENT DISTRIBUTORS, INC.
                                 PLACEMENT AGENT




                                 January 1, 2003

                       WESTLAKES INSTITUTIONAL PORTFOLIOS


Westlakes Institutional Portfolios (the "Trust") offers units of beneficial interest ("Shares") in six separate series, the High Yield Fixed Income Portfolio, High Quality Fixed Income Portfolio, BBB Fixed Income Portfolio, Core Fixed Income Portfolio, Small Cap Core Portfolio and Mid Cap Core Portfolio (each a "Portfolio" and, together, the "Portfolios"). Turner Investment Partners, Inc. ("Turner") serves as the adviser for each Portfolio. Turner Investment Management, LLC ("TIM") serves as the sub-adviser for the Small Cap Core and Mid Cap Core Portfolios. The Portfolios issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

Only "accredited investors," as defined in Regulation D under the Securities Act, may invest in a Portfolio. Accredited investors include banks and other financial institutions, registered broker-dealers, insurance companies, investment companies, pension and profit sharing plans, corporations, trusts and other entities which satisfy net worth requirements and certain individuals.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE PORTFOLIOS' SHARES AS AN INVESTMENT OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SHARES ARE SUBJECT TO A RISK OF LOSS. SEE "PRINCIPAL RISKS" IN THE DESCRIPTION OF EACH PORTFOLIO IN THIS PROSPECTUS AND "DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS" IN THE STATEMENT OF ADDITIONAL INFORMATION. EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT.

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. SHARES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OF ANY PART OF THIS PROSPECTUS OR THE STATEMENT OF ADDITIONAL INFORMATION WITHOUT THE EXPRESS PERMISSION OF THE TRUST.

TURNER INVESTMENT DISTRIBUTORS, INC. WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING.

THE TRUST RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE SHARES.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS OR THE STATEMENT OF ADDITIONAL INFORMATION AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS OFFERING.

HIGH QUALITY FIXED INCOME PORTFOLIO

INVESTMENT OBJECTIVE            High total return, consistent with reasonable
                                risk

INVESTMENT FOCUS                Fixed income securities rated in the top three
                                rating categories

SHARE PRICE VOLATILITY          Medium

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify high quality fixed income
                                securities that have the potential for long-term growth

INVESTOR PROFILE                Investors seeking long-term total return from
                                higher quality fixed income securities

PRINCIPAL STRATEGY

The Portfolio seeks to achieve its objective by investing at least 80% of its net assets in high quality fixed income securities, principally debt obligations issued or guaranteed by U.S. corporations and the U.S. Government and its agencies and instrumentalities. High quality fixed income securities are those rated in one of the three highest rating categories (e.g., A and higher by S&P or by Moody's Investor Services, Inc. ("Moody's")), or determined by Turner to be of comparable quality. The Portfolio will maintain an average weighted portfolio maturity of less than 10 years, and maintain an average portfolio credit rating of at least A. The corporate debt obligations in which the Portfolio may invest include bonds, notes, debentures and commercial paper of U.S. companies.

PRINCIPAL RISKS

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio's investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered high quality, the Portfolio's average credit rating is expected to be at the lower end of these ratings, which means that the Portfolio's investments are subject to greater risk. These securities are more speculative, and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

YOU SHOULD KEEP IN MIND THAT AN INVESTMENT IN THE PORTFOLIO IS NOT A COMPLETE INVESTMENT PROGRAM; IT SHOULD BE CONSIDERED JUST ONE PART OF YOUR FINANCIAL PLAN.

BBB FIXED INCOME PORTFOLIO

INVESTMENT OBJECTIVE            High total return, consistent with reasonable
                                risk

INVESTMENT FOCUS                Fixed income securities rated in the fourth
                                highest rating category

SHARE PRICE VOLATILITY          Medium

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify BBB or equivalent fixed
                                income securities that have the potential for long-term growth

INVESTOR PROFILE                Investors seeking long-term total return who
                                can withstand the risk of investing in the lowest rated category of investment grade fixed income securities

PRINCIPAL STRATEGY

The Portfolio seeks to achieve its objective by investing at least 80% of its net assets in fixed income securities issued or guaranteed by U.S. corporations and rated at the time of purchase in the fourth highest rating category (e.g., BBB by S&P or Baa by Moody's) by one or more nationally recognized rating organizations, or determined by Turner to be of comparable quality. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. The Portfolio will maintain an average weighted portfolio maturity of less than 10 years. The corporate debt obligations in which the Portfolio may invest include bonds, notes, debentures and commercial paper of U.S. companies.

PRINCIPAL RISKS

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio's investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered investment grade, they are at the lower end of investment grade ratings, which means that the Portfolio's investments are subject to greater risk. Lower rated securities are more speculative, may be in default and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can disrupt the market for such securities and severely affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

YOU SHOULD KEEP IN MIND THAT AN INVESTMENT IN THE PORTFOLIO IS NOT A COMPLETE INVESTMENT PROGRAM; IT SHOULD BE CONSIDERED JUST ONE PART OF YOUR FINANCIAL PLAN.

HIGH YIELD FIXED INCOME PORTFOLIO

INVESTMENT OBJECTIVE            High total return

INVESTMENT FOCUS                Non-investment grade fixed income securities

SHARE PRICE VOLATILITY          Medium/High

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify high yield fixed income
                                securities that have the potential for long-term growth

INVESTOR PROFILE                Investors seeking long-term total return who can
                                withstand the potential price volatility of high yield investing

PRINCIPAL STRATEGY

The Portfolio will invest at least 80% of its net assets in fixed income securities issued by U.S. corporations rated BB or lower by Standard & Poor's Corporation ("S&P") or another nationally recognized ratings organization at the time of purchase, or determined by Turner to be of comparable quality. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. Such securities are often referred to as "junk bonds." The Portfolio may invest in securities of any maturity, and may invest a portion of its assets in securities of issuers domiciled in foreign countries. The high yield, high risk corporate debt instruments in which the Portfolio may invest include notes, which may be convertible or non-convertible, commercial paper, units consisting of bonds with stock or warrants to buy stock attached, debentures, convertible debentures, zero coupon bonds and pay-in-kind securities ("PIKs"). Turner will focus on issues that it believes will provide a liberal and consistent yield and that tend to have a reduced risk of price fluctuations.

The Portfolio may hold cash or invest in short-term debt securities and other money market instruments when Turner believes such holdings are prudent given then-prevailing market conditions. When taking a temporary defensive position, the Portfolio may not be able to achieve its investment objective.

PRINCIPAL RISKS

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. Investing in so-called "junk" or "high yield" bonds entails certain risks, including the risk of loss of principal, which may be greater than the risks involved in investment grade bonds, and which should be considered by investors contemplating an investment in the Portfolio. Such bonds are sometimes issued by companies whose earnings at the time of issuance are less than the projected debt service on the junk bonds.

The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Lower rated and unrated fixed income securities tend to reflect short-term corporate and market developments to a greater extent than higher rated fixed income securities, which react primarily to fluctuations in the general level of interest rates. These lower rated or unrated securities generally have higher yields, but, as a result of factors such as reduced creditworthiness of issuers, also have increased risks of default and a more limited and less liquid secondary market. Accordingly, they are subject to greater volatility and risks of loss of income and principal than are higher rated securities. Turner attempts to reduce such risks through portfolio diversification, credit analysis, and attention to trends in the economy, industries and financial markets.

The secondary market for high yield securities is currently dominated by institutional investors and is more limited and less liquid than other secondary securities markets. A less liquid secondary market may have an adverse effect on the Portfolio's ability to sell particular bonds, when necessary, to meet the Portfolio's liquidity needs or in response to a specific economic event, such as the deterioration in the creditworthiness of the issuer. In addition, a less liquid secondary market makes it more difficult for the Portfolio to obtain precise valuations of the high yield securities in its portfolio. During periods involving such liquidity problems, judgment plays a greater role in valuing high yield securities than is normally the case. The secondary market for high yield securities is also generally considered to be more likely to be disrupted by adverse publicity and investor perceptions than more established secondary securities markets.

Zero coupon bonds and PIKs are considered to be more interest-sensitive than income bearing bonds, to be more speculative than interest-bearing bonds, and to have certain tax consequences which could, under certain circumstances, be adverse to the Portfolio.

YOU SHOULD KEEP IN MIND THAT AN INVESTMENT IN THE PORTFOLIO IS NOT A COMPLETE INVESTMENT PROGRAM; IT SHOULD BE CONSIDERED JUST ONE PART OF YOUR FINANCIAL PLAN.

CORE FIXED INCOME PORTFOLIO

INVESTMENT OBJECTIVE            Current income and capital appreciation

INVESTMENT FOCUS                Investment grade fixed income securities,
                                including U.S. Treasuries and mortgage-backed securities

SHARE PRICE VOLATILITY          Medium

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify investment grade fixed
                                income securities with long-term, short-term and intermediate-term maturities

INVESTOR PROFILE                Investors seeking current income and capital
                                appreciation and who are willing to accept principal risk



PRINCIPAL STRATEGY


The Portfolio seeks to achieve its objective by investing at least 80% of its net assets in investment grade fixed income securities, including U.S. government securities, corporate debt securities, mortgage-backed securities, asset-backed securities, and short-term obligations. This is a non-fundamental investment policy that can be changed by the Trust upon 60 days prior notice to shareholders. Investment grade securities or obligations are generally those rated within the four highest rating categories (at a minimum BBB or higher by S&P or Baa or higher by Moody's), or determined by Turner to be of comparable quality. Turner will allocate the Portfolio's assets among these market sectors based on its analysis of historical data, yield trends and credit ratings. In selecting investments for the Portfolio, Turner chooses securities with long-term, short-term and/or intermediate-term durations that it believes are attractively priced and that offer competitive yields. Turner will continuously review the credit quality of the bonds in the Portfolio, and may sell a bond when the issuer is downgraded, the industry sector in which the bond belongs is downgraded as a whole, or when the bond's price declines as compared to its peers. The Portfolio's average weighted maturity will typically be between three and eight years.


PRINCIPAL RISKS


Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio's investments. The Portfolio will be affected by changes in bond prices. The market values of fixed income securities generally fall when interest rates rise and, conversely, rise when interest rates fall. Prices of fixed income securities also are affected by changes in the creditworthiness of issuers.

Although the fixed income securities the Portfolio purchases are considered investment grade, they are at the lower end of investment grade ratings, which means that the Portfolio's investments are subject to greater risk. Lower rated securities are more speculative, may be in default and are more likely to react to developments affecting issuers than are more highly rated securities. Adverse economic developments can disrupt the market for such securities and severely affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

SMALL CAP CORE PORTFOLIO

INVESTMENT OBJECTIVE            Long-term capital growth

INVESTMENT FOCUS                Common stocks of small capitalization companies

SHARE PRICE VOLATILITY          Medium/High

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify small companies that have
                                the potential for long-term growth

INVESTOR PROFILE                Investors seeking long-term total return who can
                                withstand the share price volatility of small cap equity investing

PRINCIPAL STRATEGY

The Portfolio will invest at least 80% of its assets in equity securities of small capitalization companies that the sub-adviser, TIM, believes have the potential for long-term growth and that are attractively priced. Most of these companies are based in the U.S., but some may be headquartered in or doing a substantial portion of their business overseas. In pursuing its objective, the Portfolio may invest in securities convertible into small cap equity securities. A small capitalization company is one that has a market capitalization at the time of purchase that is within the range of market capitalizations represented in the Russell 2000 Index.

The Portfolio will invest in securities of companies operating in a broad range of industries based primarily on a fundamental analysis of each company and due consideration of such characteristics as price-cash flow, price-earnings and price-book value ratios. TIM looks for companies with quality management teams that can take advantage of unique product opportunities, with an emphasis on companies that TIM believes can generate and sustain long-term growth. TIM employs a quantitative approach to determine whether a company's share price reflects its perceived value.

The Portfolio may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences.

PRINCIPAL RISKS

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio's investments. Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The smaller capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Small cap stocks may be very volatile and the price movements of the Portfolio's shares may reflect that volatility. Such volatility may make selling a large quantity of shares of one issuer more difficult.

Investing in issuers headquartered or otherwise located in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. Nonetheless, changes in the value of foreign currencies compared to the U.S. dollar may affect (positively or negatively) such an issuer's share price and value.

MID CAP CORE PORTFOLIO

INVESTMENT OBJECTIVE            Long-term capital growth

INVESTMENT FOCUS                Common stocks of medium capitalization companies

SHARE PRICE VOLATILITY          Medium/High

PRINCIPAL INVESTMENT STRATEGY   Attempts to identify medium-sized companies that
                                have the potential for long-term growth

INVESTOR PROFILE                Investors seeking long-term total return who can
                                withstand the share price volatility of mid cap equity investing

PRINCIPAL STRATEGY

The Portfolio will invest at least 80% of its assets in equity securities of medium capitalization companies that the sub-adviser, TIM, believes have the potential for long-term growth and that are attractively priced. Most of these companies are based in the U.S., but some may be headquartered in or doing a substantial portion of their business overseas. In pursuing its objective, the Portfolio may invest in securities convertible into mid cap equity securities. A medium capitalization company is one that has a market capitalization at the time of purchase that is within the range of market capitalizations represented in the Russell Midcap Index.

The Portfolio will invest in securities of companies operating in a broad range of industries based primarily on a fundamental analysis of each company and due consideration of such characteristics as price-cash flow, price-earnings and price-book value ratios. TIM looks for companies with quality management teams that can take advantage of unique product opportunities, with an emphasis on companies that TIM believes can generate and sustain long-term growth. TIM employs a quantitative approach to determine whether a company's share price reflects its perceived value.

The Portfolio may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences.

PRINCIPAL RISKS

Investing in the Portfolio involves risk, including the risk that you may lose part or all of the money you invest. The price of Portfolio shares will increase and decrease according to changes in the value of the Portfolio's investments. Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The medium capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, these stocks may be more volatile than those of larger companies.

Investing in issuers headquartered or otherwise located in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. Nonetheless, changes in the value of foreign currencies compared to the U.S. dollar may affect (positively or negatively) such an issuer's share price and value.

THE MANAGER

Turner Investment Partners, Inc. ("Turner"), an SEC-registered adviser, serves as investment manager and administrator to each Portfolio. Turner has its offices in Berwyn, PA. As of October 31, 2002, Turner had approximately $8 billion in assets under management.

As the Portfolios' manager, Turner makes investment decisions for the Portfolios and continuously reviews, supervises and administers the Portfolios' investment programs. Turner also ensures compliance with the Portfolios' investment policies and guidelines. Turner also is responsible for providing administration services to each Portfolio under the Investment Management Agreement. For providing advisory and administration services, Turner receives a unified management fee equal to the percentage of the assets of each Portfolio, on an annual basis, as follows:

          HIGH YIELD FIXED INCOME PORTFOLIO           0.45%
          HIGH QUALITY FIXED INCOME PORTFOLIO         0.40%
          BBB FIXED INCOME PORTFOLIO                  0.40%
          CORE FIXED INCOME PORTFOLIO                 0.40%
          SMALL CAP CORE PORTFOLIO                    0.95%
          MID CAP CORE PORTFOLIO                      0.90%

Under the unified fee arrangement, Turner is responsible for compensating any third party engaged by Turner to provide services under its supervision, including administrative, accounting, custodial and transfer agency services. The unified fee does not include the costs of any interest, taxes, dues, fees, or similar costs, brokerage or other transaction costs, or certain extraordinary expenses.

Turner has contractually agreed to reduce the unified management fees of the Portfolios to 0.40% for the High Yield Fixed Income Portfolio, and 0.35% for the High Quality Fixed Income, the BBB Fixed Income and Core Fixed Income Portfolios until October 1, 2003. Turner may discontinue this arrangement at any time after October 1, 2003.

THE SUB-ADVISER

Turner Investment Managers, LLC ("TIM"), an SEC-registered adviser, serves as the sub-adviser to the Small Cap Core and Mid Cap Core Portfolios. TIM is an affiliate of Turner, and has its offices in Hartford, CT. As sub-adviser, TIM makes investment decisions for the Small Cap Core and Mid Cap Core Portfolios and also ensures compliance with the Portfolio's investment policies and guidelines.

PRIOR PERFORMANCE INFORMATION RELATING TO TIM.

Although the Small Cap Core Portfolio has no prior performance history, the two principal employees of TIM, Thomas DiBella and Kenneth Gainey, have substantial experience in managing investment companies that focus on small cap issuers. While they were employed by Aeltus Investment Management, Messrs. DiBella and Gainey were solely responsible for managing mutual funds with a small cap orientation. The combined performance history for those funds, taken from publicly-available sources, is set out below. Please note that this performance history is net of all fees charged to investors in the funds and that such performance would have been different had the expense ratio of the Small Cap

Core Portfolio discussed in this prospectus been applied instead. The performance numbers are derived from a simple averaging of the annual returns reported by the funds managed by Messrs. DiBella and Gainey for the period shown. Past performance is no guarantee of future results.

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AVERAGE ANNUAL RETURNS

     1 Year Annual Return                          3.14%
     3 Year Average Annual Return                  7.13%
     5 Year Average Annual Return                  5.01%
     Since Inception*                             12.74%

*January 4, 1994 to December 31, 2001


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AVERAGE RETURNS - 1994 TO 2001 (AS OF 12/31)


2001               3.87%

2000               7.19%

1999              30.03%

1998               1.19%

1997              33.89%

1996              13.62%

1995              48.17%

1994               1.30%


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PORTFOLIO MANAGERS

The High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios are managed by the team of Roger A. Early, Paul A. Matlack and John McCarthy. The Small Cap Core and Mid Cap Core Portfolios are managed by the team of Thomas DiBella and Kenneth Gainey. The background of each manager is set forth below.

ROGER A. EARLY, LEAD MANAGER FOR THE HIGH QUALITY FIXED INCOME, BBB FIXED INCOME AND CORE FIXED INCOME PORTFOLIOS. Roger A. Early, CFA, CPA, CFP, Chief Investment Officer-Fixed Income, joined Turner in 2002. Previously, Mr. Early was Vice President/Senior Portfolio Manager-Equities and Fixed Income of Rittenhouse Financial (June 2001 to February 2002), and Senior Vice President and Director of Investment Grade Fixed Income, Delaware Investment Advisors (July 1994 to June 2001). He has 20 years of investment experience.

THOMAS DIBELLA, MEMBER OF THE MANAGEMENT TEAM FOR THE SMALL CAP CORE AND MID CAP CORE PORTFOLIOS. Thomas DiBella, CFA, CPA, Senior Portfolio Manager, joined TIM in March 2002 as one of its founding members. Previously, Mr. DiBella was Vice President and Portfolio Manager with Aeltus Investment Management. He has 19 years of investment experience.

KENNETH GAINEY, MEMBER OF THE MANAGEMENT TEAM FOR THE SMALL CAP CORE AND MID CAP CORE PORTFOLIOS. Kenneth Gainey, CFA, Senior Portfolio Manager, joined TIM in March 2002 as one of its founding members. Previously, Mr. Gainey held various financial and portfolio management positions with Aeltus Investment Management and Aetna International, Inc./Aetna Financial Services. He has 11 years of investment experience.

PAUL A. MATLACK, LEAD MANAGER FOR THE HIGH YIELD FIXED INCOME PORTFOLIO. Paul A. Matlack, CFA, Senior Portfolio Manager, joined Turner in 2002. Previously, Mr. Matlack was Vice President, Senior Portfolio Manager, and co-head of the High Yield Group with Delaware Investment Advisors (September 1989 to September
2000). He has 17 years of investment experience.

JOHN MCCARTHY, MEMBER OF THE MANAGEMENT TEAMS FOR THE HIGH YIELD FIXED INCOME, HIGH QUALITY FIXED INCOME, BBB FIXED INCOME AND CORE FIXED INCOME PORTFOLIOS. John McCarthy, CFA, joined Turner in 2002. Previously, he was a Senior High Yield Analyst (January 1994 to October 2000), and more recently, a Senior Municipal Bond Trader for Delaware Investments. He has 12 years of investment experience.

PURCHASING, SELLING AND EXCHANGING PORTFOLIO SHARES

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  INVESTING IN THE PORTFOLIOS
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  Shares of the Portfolios will be offered to a limited number of "Accredited Investors" as such term is defined in Regulation D under the Securities Act. Investors must subscribe for shares in an amount that equals or exceeds $50,000. Additional subscriptions will be subject to a minimum investment amount of $10,000. The Trust, in its sole discretion, may accept or reject any investment in the Portfolios.

  Prior to investing in shares of a Portfolio, you must complete a Subscription Agreement. All purchase orders on a given day must be received by the Trust's Transfer Agent by 4:00 PM (Eastern Time). Purchase orders received after 4:00 PM (Eastern Time) will be executed at the net asset value (NAV) determined on the next business day.

  Your check must be made payable to the Westlakes Institutional Portfolios or wires must be sent according to the following instructions:

           PNC Bank, Philadelphia, PA
           ABA #031000053
           A/C 86-1497-3639
           RE: Westlake Investment Funds
           REF: [Account Name or Tax ID]

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  INVESTOR QUALIFICATIONS:
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  Shares will only be sold to "accredited investors" as such term is defined in Regulation D under the Securities Act.

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HOW SHARE PRICES ARE CALCULATED

The price per share (the offering price) will be the net asset value per share
(NAV) next determined after a Portfolio receives your purchase order. NAV for one share is the value of that share's portion of the net assets of the Portfolio. The Portfolios calculate their NAV once each Business Day as of the regularly-scheduled close of normal trading on the New York Stock Exchange
(NYSE) (normally, 4:00 p.m. Eastern Time).

In calculating NAV, the Portfolios generally value their investment portfolios at market price. If market prices are unavailable or a Portfolio thinks that they are unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees. Shares will not be priced on days on which the NYSE is closed for trading.

SELLING PORTFOLIO SHARES

You may sell your shares on any Business Day by contacting us directly by mail or telephone. The sale price of each share will be the next NAV determined after we receive your request.

o By Mail - If you wish to redeem shares of the Portfolios, you should send us a letter with your name, Portfolio and account number and the amount of your request. All letters must be signed by the owner(s) of the account. All proceeds will be mailed or wired (depending on instructions given) to the address or instructions given to us when the account was established.

o By Phone - When completing the Subscription Agreement you are given the opportunity to establish telephone redemption privileges. If you elect to take advantage of this privilege you will be able to redeem shares of the Portfolios by calling 1-800-304-2459 and speaking to one of our representatives.

REDEMPTIONS IN KIND

The Portfolios generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Portfolios' remaining shareholders) the Portfolios might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). Although it is highly unlikely that your shares would ever be redeemed in kind, you would probably have to pay brokerage costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

RECEIVING YOUR MONEY

Normally, the Portfolios will send your sale proceeds within three Business Days after they receive your request, but it may take up to seven days. Your proceeds can be wired to your bank account (subject to a $10 wire fee) or sent to you by check.

EXCHANGING PORTFOLIO SHARES

When you exchange shares, you are really selling your shares and buying other Portfolio shares. Your sale price and purchase price will be based on the NAV next calculated after we receive your exchange request. In order to exchange shares of one Portfolio for shares of another Portfolio, you may be required to complete and sign an Additional Investment Form.

This exchange privilege may be changed or canceled at any time upon 60 days' prior notice. You may exchange your shares on any Business Day by calling the Portfolios at 1-800-304-2459.

TELEPHONE TRANSACTIONS

Investors may make subsequent purchases and redemptions in a Portfolio by telephone. While we have certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions, we will not be responsible for any losses or costs incurred by following telephone instructions we reasonably believe to be genuine. If you or your financial institution transact business with us over the telephone or via our website, you will generally bear the risk of any loss.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

The Portfolios may suspend your right to sell your shares if the NYSE restricts trading, the SEC declares an emergency or for other reasons. More information about this is in the Statement of Additional Information.

DISTRIBUTION OF PORTFOLIO SHARES

Turner Investment Distributors, Inc., a registered broker-dealer that is owned and operated by Turner, is the placement agent of the Portfolios. Turner Investment Distributors receives no compensation for distributing shares of the Portfolios.

DIVIDENDS AND DISTRIBUTIONS

The High Quality Fixed Income, BBB Fixed Income, High Yield Fixed Income and Core Fixed Income Portfolios distribute their income monthly as a dividend to shareholders, and the Small Cap Core and Mid Cap Core Portfolios distribute their income annually. The Portfolios make distributions of capital gains, if any, at least annually. If you own Portfolio shares on a Portfolio's record date, you will be entitled to receive the distribution.

You will receive dividends and distributions in the form of additional Portfolio shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Trust in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after we receive your written notice. To cancel your election, simply send the Trust written notice.

FEDERAL INCOME TAXES

PLEASE CONSULT YOUR TAX ADVISOR REGARDING YOUR SPECIFIC QUESTIONS ABOUT FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAXES. Summarized below are some important tax issues that affect the Portfolios and their shareholders. This summary is based on current tax laws, which may change.

Each Portfolio will distribute substantially all of its net investment income and net realized capital gains, if any. The dividends and distributions you receive may be subject to federal, state and local taxation, depending upon your tax situation. The Portfolios' net investment income and short-term capital gains are distributed as dividends and are taxable at ordinary income tax rates. Capital gains distributions are generally taxable at the rates applicable to long-term capital gains, regardless of how long you have held your shares in a Portfolio. Distributions you receive from the Portfolios may be taxable whether or not you reinvest them or take them in cash.

Each sale or exchange of Portfolio shares may be a taxable event. For tax purposes, an exchange of Portfolio shares for shares of another Portfolio is treated the same as a sale. A sale may result in a capital gain or loss to you. The gain or loss generally will be treated as short term if you held the shares for 12 months or less, long term if you held the shares for longer.

For a more complete discussion of the federal income tax consequences of investing in the Portfolio, see the Statement of Additional Information.

INVESTOR INQUIRIES

Investor inquiries should be addressed to Westlakes Institutional Portfolios, 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312, or you may call 1-800-304-2459.

                       WESTLAKES INSTITUTIONAL PORTFOLIOS
                        HIGH YIELD FIXED INCOME PORTFOLIO
                       HIGH QUALITY FIXED INCOME PORTFOLIO
                           BBB FIXED INCOME PORTFOLIO
                           CORE FIXED INCOME PORTFOLIO
                            SMALL CAP CORE PORTFOLIO
                             MID CAP CORE PORTFOLIO

                                 JANUARY 1, 2003

                               INVESTMENT MANAGER:
                        TURNER INVESTMENT PARTNERS, INC.


This Statement of Additional Information is not a prospectus and relates only to the High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income, Core Fixed Income, Small Cap Core and Mid Cap Core Portfolios (each a "Portfolio" and, together, the "Portfolios"). It is intended to provide additional information regarding the activities and operations of the Portfolios, each of which is a series of Westlakes Institutional Portfolios (the "Trust"), and should be read in conjunction with the Portfolio's Prospectus dated January 1, 2003. The Prospectus may be obtained without charge by calling 800-304-2459.

The Portfolios issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

Only "accredited investors," as defined in Regulation D under the Securities Act, may invest in the Portfolios. Accredited investors include banks and other financial institutions, registered broker-dealers, insurance companies, investment companies, pension and profit sharing plans, corporations, trusts and other entities which satisfy net worth requirements and certain individuals.

                                TABLE OF CONTENTS

                                                                            PAGE

The Trust.................................................................... 3

Investment Objectives........................................................ 3

Description of Permitted Investments and Risk Factors........................ 3

Investment Limitations....................................................... 15

Management of the Portfolios................................................. 16

The Investment Manager....................................................... 21

Computation of Yield and Total Return........................................ 24

Purchase and Redemption of Shares............................................ 24

Determination of Net Asset Value............................................. 25

Taxes    .................................................................... 26

ERISA Considerations......................................................... 28

Portfolio Transactions....................................................... 29

Voting   .................................................................... 30

Description of Shares........................................................ 30

Limitation of Trustees' Liability............................................ 31

Code of Ethics............................................................... 31

Control Persons and Principal Shareholders................................... 31

Appendix .............................................................  Appendix

THE TRUST

This Statement of Additional Information relates only to the Portfolios of the Trust. The Trust is an open-end management investment company established as a Delaware business trust under an Agreement and Declaration of Trust dated May 30, 2002 (the "Declaration of Trust"). The Declaration of Trust permits the Trust to offer separate series of units of beneficial interest (the "shares") and separate classes of Portfolios. Each Portfolio is a separate mutual fund and each share of each Portfolio represents an equal proportionate interest in that Portfolio. Each Portfolio is advised by Turner Investment Partners, Inc. ("Turner" or the "Investment Manager").
Capitalized terms not defined herein are defined in the Prospectus offering shares of the Portfolios.

INVESTMENT OBJECTIVES

HIGH YIELD FIXED INCOME PORTFOLIO - The High Yield Fixed Income Portfolio seeks high total return.

HIGH QUALITY FIXED INCOME PORTFOLIO - The High Quality Fixed Income Portfolio seeks high total return consistent with reasonable risk.

BBB FIXED INCOME PORTFOLIO - The BBB Fixed Income Portfolio seeks high total return consistent with reasonable risk.

CORE FIXED INCOME PORTFOLIO - The Core Fixed Income Portfolio seeks total return through current income and capital appreciation.

SMALL CAP CORE PORTFOLIO - The Small Cap Core Portfolio seeks long-term capital growth.

MID CAP CORE PORTFOLIO - The Mid Cap Core Portfolio seeks long-term capital growth.

There can be no assurance that any Portfolio will achieve its investment objective.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

Each Portfolio (except as otherwise noted) may invest in each of the investments listed below, or engage in each of the investment techniques listed below unless otherwise indicated.

ASSET-BACKED SECURITIES

Asset-backed securities are secured by non-mortgage assets such as company receivables, truck and auto loans, leases and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing such debt.

BORROWING

The Portfolios may borrow money equal to 5% of their total assets for temporary purposes to meet redemptions or to pay dividends. A Portfolio may borrow more than 5% of its total assets from a bank provided that if borrowings exceed 5%, the Portfolio maintains assets totaling at least 300% of the amount borrowed when the amount borrowed is added to the Portfolio's other assets. This means that a Portfolio may borrow up to one-half (50%) the value of its total assets, including the amount borrowed. Borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the return on the Portfolio's portfolio. Although the principal of any borrowing will be fixed, a Portfolio's assets may change in value during the time the borrowing is outstanding. The Portfolios may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowing. The Portfolios may be required to earmark or segregate liquid assets in an amount sufficient to meet their obligations in connection with such borrowings.

CONVERTIBLE SECURITIES

Convertible securities are corporate securities that are exchangeable for a set number of another security at a prestated price. Convertible securities typically have characteristics of both fixed income and equity securities. Because of the conversion feature, the market value of a convertible security tends to move with the market value of the underlying stock. The value of a convertible security is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.


DEPOSITARY RECEIPTS ("RECEIPTS")

Receipts are securities, typically issued by a financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. Receipts include American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs"), and European Depositary Receipts ("EDRs"). ADRs may be available through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities.

DERIVATIVES

Derivatives are securities that derive their value from other securities, financial instruments or indices. The following are considered derivative securities: options on futures, futures, options (e.g., puts and calls), swap agreements, mortgage-backed securities (e.g., collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs"), interest-only ("IOs") and principal-only ("POs")), when issued securities and forward commitments, floating and variable rate securities, convertible securities, "stripped" U.S. Treasury securities (e.g., receipts and separately traded registered interested and principal securities ("STRIPs"), privately issued stripped securities (e.g., TGRs, TRs, and CATs). See later in the "Description of Permitted Investments" for discussions of these various instruments.

EQUITY SECURITIES

Equity securities include common stocks, preferred stocks, warrants, rights to acquire common or preferred stocks, and securities convertible into or exchangeable for common stocks. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision.

FIXED INCOME SECURITIES

The market value of fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by an NRSRO in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities, but will affect the investing Portfolio's net asset value.

Investment grade bonds include securities rated BBB by S&P or Baa by Moody's, which may be regarded as having speculative characteristics as to repayment of principal. If a security is downgraded, Turner will review the situation and take appropriate action.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. A Portfolio may use futures contracts and related options for BONA FIDE hedging purposes, to offset changes in the value of securities held or expected to be acquired or be disposed of, to minimize fluctuations in foreign currencies, or to gain exposure to a particular market or instrument. A Portfolio will minimize the risk that it will be unable to close out a futures contract by only entering into futures contracts which are traded on national futures exchanges. In addition, a Portfolio will only sell covered futures contracts and options on futures contracts.

Stock and bond index futures are futures contracts for various stock and bond indices that are traded on registered securities exchanges. Stock and bond index futures contracts obligate the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock or bond index at the close of the last trading day of the contract and the price at which the agreement is made.

Stock and bond index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock or bond index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the stocks or bonds comprising the index is made; generally contracts are closed out prior to the expiration date of the contracts.

No price is paid upon entering into futures contracts. Instead, a Portfolio would be required to deposit an amount of cash or U.S. Treasury securities known as "initial margin." Subsequent payments, called "variation margin," to and from the broker, would be made on a daily basis as the value of the futures position varies (a process known as "marking to market"). The margin is in the nature of a performance bond or good-faith deposit on a futures contract.

There are risks associated with these activities, including the following: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the changes in market value of the securities held by the Portfolio and the prices of futures and options on futures; (3) there may not be a liquid secondary market for a futures contract or option; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts and futures options.

A Portfolio may enter into futures contracts and options on futures contracts traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC"), as long as, to the extent that such transactions are not for "bona fide hedging purposes," the aggregate initial margin and premiums on such positions (excluding the amount by which such options are in the money) do not exceed 5% of a Portfolio's net assets and that such contracts do not exceed 15% of the Portfolio's net assets. A Portfolio may buy and sell futures contracts and related options to manage its exposure to changing interest rates and securities prices. Some strategies reduce a Portfolio's exposure to price fluctuations, while others tend to increase its market exposure. Futures and options on futures can be volatile instruments and involve certain risks that could negatively impact a Portfolio's return.

In order to avoid leveraging and related risks, when a Portfolio purchases futures contracts, it will collateralize its position by depositing an amount of cash or liquid securities, equal to the market value of the futures positions held, less margin deposits, in a segregated account with its custodian. Collateral equal to the current market value of the futures position will be marked to market on a daily basis.

ILLIQUID SECURITIES

Illiquid securities are securities that cannot be disposed of within seven business days at approximately the price at which they are being carried on a Portfolio's books. Illiquid securities include demand instruments with demand notice periods exceeding seven days, securities for which there is no active secondary market, and repurchase agreements with maturities of over seven days in length. The Portfolios may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities. Investing in such unlisted emerging country equity securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Portfolio, or less than what may be considered the fair value of such securities. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which might be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration.

In addition, the Portfolios believe that carefully selected investments in joint ventures, cooperatives, partnerships, private placements, unlisted securities and other similar situations (collectively, "special situations") could enhance the Portfolios' capital appreciation potential. To the extent these investments are deemed illiquid, the Portfolios' investment in them will be consistent with their 15% restriction on investment in illiquid securities. Investments in special situations and certain other instruments may be liquid, as determined by the Portfolios' Investment Manager based on criteria approved by the Board of Trustees.

INITIAL PUBLIC OFFERINGS ("IPOS")

Each Portfolio may invest in an IPO, a corporations's first offering of stock to the public. Because IPO shares frequently are volatile in price, the Portfolio may hold IPO shares for a very short period of time. This may increase the turnover of the Portfolio's portfolio and may lead to increased expenses to a Portfolio, such as commissions and transaction costs. By selling shares, the Portfolio may realize taxable capital gains that it will subsequently distribute to shareholders.

Most IPOs involve a high degree of risk not normally associated with offerings of more seasoned companies. Companies involved in IPOs generally have limited operating histories, and their prospects for future profitability are uncertain. These companies often are engaged in new and evolving businesses and are particularly vulnerable to competition and to changes in technology, markets and economic conditions. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage growth and require significant additional capital. They may also be dependent on limited product lines and uncertain property rights and need regulatory approvals. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable, due to the absence of a prior public market, the small number of shares available for trading and limited investor information.

INVESTMENT COMPANY SHARES

Each Portfolio may invest in shares of other investment companies, to the extent permitted by applicable law and subject to certain restrictions. These investment companies typically incur fees that are separate from those fees incurred directly by the Portfolio. A Portfolio's purchase of such investment company securities results in the layering of expenses, such that shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees, in addition to paying Portfolio expenses. Under applicable regulations, a Portfolio generally is prohibited from acquiring the securities of another investment company if, as a result of such acquisition: (1) the Portfolio owns more than 3% of the total voting stock of the other company; (2) securities issued by any one investment company represent more than 5% of the Portfolio's total assets; or (3) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Portfolio. See also "Investment Limitations."

LEVERAGING

Leveraging a Portfolio creates an opportunity for increased net income, but, at the same time, creates special risk considerations. For example, leveraging may exaggerate changes in the net asset value of a Portfolio's shares and in the yield on the Portfolio's portfolio. Although the principal of such borrowings will be fixed, a Portfolio's assets may change in value during the time the borrowing is outstanding. Leveraging creates interest expenses for a Portfolio which could exceed the income from the assets retained. To the extent the income derived from securities purchased with borrowed funds exceeds the interest that a Portfolio will have to pay, the Portfolio's net income will be greater than if leveraging were not used. Conversely, if the income from the assets retained with borrowed funds is not sufficient to cover the cost of leveraging, the net income of the Portfolio will be less than if leveraging were not used, and therefore the amount available for distribution to stockholders as dividends will be reduced. Because the Securities and Exchange Commission (the "SEC") staff believes both reverse repurchase agreements and dollar roll transactions are collateralized borrowings, the SEC staff believes that they create leverage, which is a speculative factor. The requirement that such transactions be fully collateralized by assets segregated by the Portfolios' Custodian imposes a practical limit on the leverage these transactions create.

LOWER RATED SECURITIES

The High Yield Fixed Income Portfolio may invest in lower-rated bonds commonly referred to as "junk bonds" or high yield/high-risk securities. Lower-rated securities are defined as securities rated below the fourth highest rating category by a NRSRO. Such obligations are speculative and may be in default. There may be no bottom limit on the ratings of high yield securities that may be purchased or held by a Portfolio. Lower-rated or unrated (i.e., high yield) securities are more likely to react to developments affecting issuers than are more highly rated securities, which primarily react to movements in the general level of interest rates. The market values of fixed income securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but the market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

Adverse economic developments can disrupt the market for high yield securities, and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity which may lead to a higher incidence of default on such securities. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, Turner could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Furthermore a Portfolio may experience difficulty in valuing certain securities at certain times. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating each Portfolio's net asset value.

Lower-rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligations for redemption, the Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Portfolio experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Portfolio's investment portfolio and increasing the exposure of the Portfolio to the risks of high yield securities.

GROWTH OF HIGH YIELD, HIGH-RISK BOND MARKET: The widespread expansion of government, consumer and corporate debt within the U.S. economy has made the corporate sector more vulnerable to economic downturns or increased interest rates. Further, an economic downturn could severely disrupt the market for lower rated bonds and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. The market for lower-rated securities may be less active, causing market price volatility and limited liquidity in the secondary market. This may limit the Portfolio's ability to sell such securities at their market value. In addition, the market for these securities may be adversely affected by legislative and regulatory developments. Credit quality in the junk bond market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks imposed by a particular security.

SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES: Lower rated bonds are very sensitive to adverse economic changes and corporate developments. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing. If the issuer of a bond defaulted on its obligations to pay interest or principal or entered into bankruptcy proceedings, a Portfolio may incur losses or expenses in seeking recovery of amounts owed to it. In addition, periods of economic uncertainty and change can be expected to result in increased volatility of market prices of high yield, high-risk bonds and a Portfolio's net asset value.

PAYMENT EXPECTATIONS: High yield, high-risk bonds may contain redemption or call provisions. If an issuer exercised these provisions in a declining interest rate market, a Portfolio would have to replace the security with a lower yielding security, resulting in a decreased return for investors. Conversely, a high yield, high-risk bond's value will decrease in a rising interest rate market, as will the value of a Portfolio's assets. If a Portfolio experiences significant unexpected net redemptions, this may force it to sell high yield, high-risk bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing a Portfolio's rate of return.

TAXES: The High Yield Fixed Income Portfolio may purchase debt securities (such as zero-coupon or pay-in-kind securities) that contain original issue discount. Original issue discount that accrues in a taxable year is treated as earned by a Portfolio and therefore is subject to the distribution requirements of the tax code even though the Portfolio has not received any interest payments on such obligations during that period. Because the original issue discount earned by the Portfolio in a taxable year may not be represented by cash income, the Portfolio may have to dispose of other securities and use the proceeds to make distributions to shareholders.

MONEY MARKET INSTRUMENTS

Money market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations with outstanding high-quality commercial paper ratings; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

MORTGAGE-BACKED SECURITIES

Mortgage-backed securities are instruments that entitle the holder to a share of all interest and principal payments from mortgages underlying the security. The mortgages backing these securities include conventional fifteen- and thirty-year fixed rate mortgages, graduated payment mortgages, adjustable rate mortgages, and balloon mortgages. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. Prepayment of mortgages that underlie securities purchased at a premium often results in capital losses, while prepayment of mortgages purchased at a discount often results in capital gains. Because of these unpredictable prepayment characteristics, it is often not possible to predict accurately the average life or realized yield of a particular issue.

OPTIONS

A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. The initial purchase (sale) of an option contract is an "opening transaction." In order to close out an option position, a Portfolio may enter into a "closing transaction," which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If a Portfolio is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Portfolio delivers the security upon exercise.

A Portfolio may purchase put and call options to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Portfolio may seek to purchase in the future. A Portfolio will pay a premium when purchasing put and call options. If price movements in the underlying securities are such that exercise of the options would not be profitable for a Portfolio, loss of the premium paid may be offset by an increase in the value of the Portfolio's securities or by a decrease in the cost of acquisition of securities by the Portfolio.

A Portfolio may write covered call options as a means of increasing the yield on its portfolio and as a means of providing limited protection against decreases in its market value. When a Portfolio sells an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Portfolio will realize as profit the premium received for such option. When a call option written by a Portfolio is exercised, the Portfolio will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying securities at the strike price, which may be in excess of the market value of such securities.

A Portfolio may purchase and write options on an exchange or over-the-counter. Over-the-counter options ("OTC options") differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. It is the position of the SEC that OTC options are generally illiquid.

A Portfolio may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on foreign currency written by a Portfolio will be "covered," which means that the Portfolio will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by a Portfolio, the Portfolio will establish a segregated account with its Custodian consisting of cash or liquid, high grade debt securities in an amount equal to the amount the Portfolio would be required to pay upon exercise of the put.

A Portfolio may purchase and write put and call options on indices and enter into related closing transactions. Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities. A Portfolio may choose to terminate an option position by entering into a closing transaction. The ability of a Portfolio to enter into closing transactions depends upon the existence of a liquid secondary market for such transactions.

All options written on indices must be covered. When a Portfolio writes an option on an index, it will establish a segregated account containing cash or liquid securities with its Custodian in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

A Portfolio will not engage in transactions involving interest rate futures contracts for speculation but only as a hedge against changes in the market values of debt securities held or intended to be purchased by the Portfolio and where the transactions are appropriate to reduce the Portfolio's interest rate risks. There can be no assurance that hedging transactions will be successful. A Portfolio also could be exposed to risks if it cannot close out its futures or options positions because of any illiquid secondary market.

Futures and options have effective durations that, in general, are closely related to the effective duration of the securities that underlie them. Holding purchased futures or call option positions (backed by segregated cash or other liquid securities) will lengthen the duration of a Portfolio's portfolio.

Risks associated with options transactions include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates;
(2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for options; and (4) while a Portfolio will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

PORTFOLIO TURNOVER

An annual portfolio turnover rate in excess of 100% may result from Turner's investment strategy. Portfolio turnover rates in excess of 100% may result in higher transaction costs, including increased brokerage commissions, and higher levels of taxable capital gain.

REPURCHASE AGREEMENTS

Repurchase agreements are agreements by which a Portfolio obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or primary securities dealer as recognized by the Federal Reserve Bank) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

Repurchase agreements are considered to be loans by a Portfolio. The repurchase agreements entered into by a Portfolio will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (Turner monitors compliance with this requirement). Under all repurchase agreements entered into by a Portfolio, the Portfolios' Custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Portfolio could realize a loss on the sale of the underlying security to the extent that the proceeds of sale, including accrued interest, are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Portfolio may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Portfolio is treated as an unsecured creditor and is required to return the underlying security to the seller's estate.

RIGHTS

Rights give existing shareholders of a corporation the right, but not the obligation, to buy shares of the corporation at a given price, usually below the offering price, during a specified period. The High Yield Fixed Income, High Quality Fixed Income, BBB Fixed Income and Core Fixed Income Portfolios will not invest in rights.

RULE 144A SECURITIES

Rule 144A securities are securities exempt from registration on resale pursuant to Rule 144A under the 1933 Act. Rule 144A securities are traded in the institutional market pursuant to this registration exemption, and, as a result, may not be as liquid as exchange-traded securities since they may only be resold to certain qualified institutional investors. Due to the relatively limited size of this institutional market, these securities may affect the Portfolio's liquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities. Nevertheless, Rule 144A securities may be treated as liquid securities pursuant to guidelines adopted by the

Trust's Board of Trustees. The High Quality Fixed Income Portfolio will not invest in Rule 144A securities.

SECURITIES LENDING

In order to generate additional income, a Portfolio may lend its securities pursuant to agreements requiring that the loan be continuously secured by collateral consisting of cash or securities of the U.S. government or its agencies equal to at least 100% of the market value of the loaned securities. A Portfolio continues to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

U.S. GOVERNMENT AGENCY OBLIGATIONS

Certain federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. government, are either backed by the full faith and credit of the U.S. or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported by the credit of the instrumentality.

U.S. GOVERNMENT SECURITIES

U.S. government securities are bills, notes and bonds issued by the U.S. government and backed by the full faith and credit of the United States.

U.S. TREASURY OBLIGATIONS

U.S. Treasury Obligations are bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry system known as separately traded registered interest and principal securities ("STRIPS") and coupons under book entry safekeeping ("CUBES").

VARIABLE AND FLOATING RATE INSTRUMENTS

Certain obligations may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

WARRANTS

Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

When-issued or delayed delivery securities are subject to market fluctuations due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Portfolio generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its investment portfolio, a Portfolio may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

ZERO COUPON SECURITIES

Zero coupon obligations are debt securities that do not bear any interest, but instead are issued at a deep discount from par. The value of a zero coupon obligation increases over time to reflect the interest accredited. Such obligations will not result in the payment of interest until maturity, and will have greater price volatility than similar securities that are issued at par and pay interest periodically. See "Lower Rated Securities, TAXES" for a discussion of the federal income tax consequences to a Portfolio from investments in zero coupon obligations.

INVESTMENT LIMITATIONS

FUNDAMENTAL POLICIES

The following investment limitations are fundamental policies of each Portfolio that cannot be changed with respect to a Portfolio without the consent of the holders of a majority of that Portfolio's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of a Portfolio's shares present at a meeting, if more than 50% of the outstanding shares of a Portfolio are present or represented by proxy, or (ii) more than 50% of a Portfolio's outstanding shares, whichever is less.

No Portfolio may:

1. Invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry.

2. Issue senior securities representing stock, except to the extent permitted by the Investment Company Act of 1940, as amended (the "Investment Company Act"). In addition, a Portfolio will not issue senior securities representing indebtedness, except as otherwise permitted under the Investment Company Act.

3. Underwrite securities of other issuers, except insofar as a Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

4. Make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio's investment policies.

5. Purchase or sell physical commodities or commodity contracts, except that each Portfolio may purchase commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts.

6. Purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein.

7. Purchase securities of an issuer, except as consistent with the maintenance of its status as an open-end diversified company under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be interpreted from time to time.

Except as otherwise indicated, the Portfolios' investment policies and restrictions, including those described in "Description of Permitted Investments and Risks" are not fundamental and may be changed without a vote of shareholders.

If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of a Portfolio's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Investment Manager will not cause a Portfolio to make loans to, or to receive loans from, the Investment Manager or its affiliates, except to the extent permitted by the Investment Company Act or as otherwise permitted by applicable law. The Portfolios may effect brokerage transactions, if any, through the affiliates of the Investment Manager, in accordance with the requirements of the Investment Company Act.

NON-FUNDAMENTAL POLICIES

The following investment limitations are non-fundamental policies of each Portfolio and may be changed with respect to a Portfolio by the Board of Trustees.

No Portfolio may:

1. Pledge, mortgage or hypothecate assets except to secure borrowings permitted by the Portfolio's fundamental limitation on borrowing.

2.   Invest in companies for the purpose of exercising control.

3. Purchase securities on margin or effect short sales, except that each Portfolio may (i) obtain short-term credits as necessary for the clearance of security transactions; (ii) provide initial and variation margin payments in connection with transactions involving futures contracts and options on such contracts; and (iii) make short sales "against the box" or in compliance with the Securities and Exchange Commission's (SEC) position regarding the asset segregation requirements imposed under Section 18 of the 1940 Act.

4. Invest its assets in securities of any investment company, except as permitted by the 1940 Act.

5.   Invest more than 15% of its assets in illiquid securities.

MANAGEMENT OF THE PORTFOLIOS

The Board of Trustees provides broad oversight over the affairs of the Trust. The day-to-day affairs of the Trust and Portfolios are managed by the Investment Manager, subject to the ultimate supervision of and any policies established by the Board of Trustees, and pursuant to the terms of the Declaration of Trust and the Advisory Agreement.

BOARD OF TRUSTEES. The Board of Trustees has overall responsibility to manage and control the business affairs of the Trust, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The Board of Trustees exercises the same powers, authority and responsibilities on behalf of the Trust as are customarily exercised by the Board of Trustees of a registered investment company organized as a corporation.

Members of the Board of Trustees are not required to contribute to the capital of a Portfolio or hold shares of a Portfolio. A majority of the Board of Trustees are not "interested persons" (as defined in the Investment Company Act) of the Trust (collectively, the "Independent Trustees") and perform the same functions for the Trust as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and brief biographical information regarding each Trustee is set forth below. Each Trustee who is deemed to be an "interested person" of the Trust, as defined in the Investment Company Act, is indicated by an asterisk.

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                                                   TERM OF OFFICE                              OTHER DIRECTORSHIPS/
                                POSITION(S) HELD    AND LENGTH OF   PRINCIPAL OCCUPATION(S)    TRUSTEESHIPS HELD BY
    NAME, AGE AND ADDRESS          WITH TRUST        TIME SERVED      DURING PAST 5 YEARS            TRUSTEE
----------------------------------------------------------------------------------------------------------------------
Robert Turner,*                      Trustee             N/A        Chief Investment          Turner Funds, Berwyn,
Age 46,                                                             Officer and Co-Chief      PA; Alpha Select
1205 Westlakes Drive,                                               Executive Officer of      Funds, Berwyn, PA;
Suite 100,                                                          Turner Investment         ACP Funds,
Berwyn, PA 19312                                                    Partners, Inc.            Wilmington, DE;
                                                                                              Episcopal Academy;
                                                                                              Mercer, PA; and
                                                                                              Bradley University,
                                                                                              Peoria, IL.
----------------------------------------------------------------------------------------------------------------------
John Connors, Age 59,                Trustee             N/A        Portfolio Manager,        ACP Funds,
467 Belrose Lane                                                    Guyasuta Investment       Wilmington, DE.
Radnor, PA 19087                                                    Advisors; previously,
                                                                    Portfolio Manager,
                                                                    Delaware Investments.
----------------------------------------------------------------------------------------------------------------------

*     Mr. Turner is considered an "interested person" of the Trust as that term is defined in the Investment
      Company Act. Mr. Turner is the Chairman and Chief Investment Officer of Turner Investment Partners, Inc.
      ("Turner").  Mr. Turner also owns a majority interest in Turner.

The Board of Trustees has overall responsibility for the management and supervision of the operations of the Trust. The initial Trustees serving on the Board of Trustees have been elected by the organizational shareholder of the Trust (who is affiliated with the Investment Manager). Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the shareholders at which a quorum of shareholders is present in person or by proxy.

The Trustees serve on the Board of Trustees for terms of indefinite duration. A Trustee's position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity. A Trustee may resign upon 90 days' prior written notice to the other Trustees, and may be removed either by vote of two-thirds of the Trustees not subject to the removal vote or by vote of the shareholders holding not less than two-thirds of the total number of votes eligible to be cast by all shareholders. The Trustees will render assistance to shareholders on the question of the removal of Trustees in the manner required by Section 16(c) of the Investment Company Act. In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve as a Trustee, so long as immediately after such appointment at least two-thirds of the Trustees then serving would have been elected by the shareholders. The Trustees may call a meeting of shareholders to fill any vacancy in the position of a Trustee, and must do so within 60 days after any date on which Trustees who were elected by the shareholders cease to constitute a majority of the Trustees then serving.

The Declaration of Trust provides that a Trustee's responsibilities shall terminate if the Trustee (i) dies; (ii) is adjudicated incompetent; (iii) voluntarily withdraws as a Trustee (upon not less than 90 days' prior written notice to the other Trustees); (iv) is removed; (v) is certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) is declared bankrupt by a court with appropriate jurisdiction or files a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) has a receiver appointed to administer his property or affairs; or (viii) otherwise ceases to be a Trustee of the Trust under law. A Trustee may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Trustees not subject to the removal vote or (b) the vote or written consent of shareholders holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all shareholders.

The Declaration of Trust provides that a Trustee shall not be liable to the Trust or to any of its shareholders for any loss or damage caused by any act or omission in the performance of his or her services under the Declaration of Trust, unless it is determined that such loss is due to an act or omission of the Trustee constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's office. Trustees are also entitled to be indemnified to the fullest extent permitted by law against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitration, administrative or legislative body, in which the Trustee may be or may have been involved as a party or otherwise, or with which the Trustee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Trustee of the Trust or the past or present performance of services to the Trust by the Trustee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by the Trustee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such the Trustee's office. The rights of indemnification and exculpation provided under the Declaration of Trust do not provide for indemnification under Federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

BOARD STANDING COMMITTEES. The Board of Trustees has established the following standing committees:

AUDIT COMMITTEE. The Board has a standing Audit Committee that is composed of each of the Independent Trustees of the Trust. The Audit Committee operates under a written charter approved by the Board. The Audit Committee will meet periodically, as necessary.

FAIR VALUE PRICING COMMITTEE. The Board has a standing Fair Value Pricing Committee that is composed of at least one Independent Trustee and various officers and representatives of the Trust's service providers, as appointed by the Board. The Fair Value Pricing Committee operates under procedures approved by the Board. The principal responsibilities of the Fair Value Pricing Committee are to determine the fair value of securities for which current market quotations are not readily available. The Fair Value Pricing Committee's determinations are reviewed by the Board. The Fair Value Pricing Committee will meet periodically, as necessary.

NOMINATING COMMITTEE. The Board has a standing Nominating Committee that is composed of each of the Independent Trustees of the Trust. The principal responsibility of the Nominating Committee is to consider, recommend and nominate candidates to fill vacancies on the Trust's Board, if any. The Nominating Committee will meet periodically, as necessary.

PORTFOLIO SHARES OWNED BY BOARD MEMBERS. The following table shows the dollar amount range of each Trustee's "beneficial ownership" of shares of the Portfolios as of the end of the most recently completed calendar year. Dollar amount ranges disclosed are established by the SEC. "Beneficial ownership" is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act"). As of the date of this SAI, the Trustees and officers of the Trust did not own any shares of the Portfolios.

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                                                                                AGGREGATE DOLLAR RANGE OF SHARES IN
                                                                                ALL REGISTERED INVESTMENT COMPANIES
                                                                                 OVERSEEN BY TRUSTEE IN FAMILY OF
           NAME                             DOLLAR RANGE OF PORTFOLIO SHARES           INVESTMENT COMPANIES
----------------------------------------------------------------------------------------------------------------------
Robert Turner                                            $0                                     $0
----------------------------------------------------------------------------------------------------------------------
John Connors                                             $0                                     $0
----------------------------------------------------------------------------------------------------------------------

COMPENSATION OF THE TRUSTEES.

----------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL COMPENSATION
                                AGGREGATE       PENSION OR RETIREMENT    FROM TRUST AND FUND       ESTIMATED ANNUAL
  NAME AND POSITION WITH    COMPENSATION FROM     BENEFITS ACCRUED AS       COMPLEX PAID TO          BENEFITS UPON
          TRUST                 THE TRUST       PART OF TRUST EXPENSES        TRUSTEES                RETIREMENT
----------------------------------------------------------------------------------------------------------------------
Robert Turner, Trustee              $0                    N/A                     $0                     N/A
----------------------------------------------------------------------------------------------------------------------
John Connors, Trustee            $5,500*                  N/A                   $5,500*                  N/A
----------------------------------------------------------------------------------------------------------------------

* Estimated for the fiscal year ending September 30, 2003.

The Independent Trustees are each paid a retainer fee by the Trust of $1,000 per quarter and per meeting fees of $500 per quarterly meeting attended in person, or $250 in the case of telephonic meetings. The other Trustees receive no annual or other fees from the Trust. All Trustees are reimbursed by the Trust for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Trust.

TRUST OFFICERS. Set forth below are the names, dates of birth, positions with the Trust, length of term of office, and the principal occupations for the last five years of each of the persons currently serving as Executive Officers of the Trust. Unless otherwise noted, the business address of each Officer is 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312. None of the Officers receive compensation from the Trust for their services.

----------------------------------------------------------------------------------------------------------------------
NAME, AGE AND ADDRESS DURING                                                        PRINCIPAL OCCUPATION(S)
     THE PAST 5 YEARS                   POSITION(S) HELD WITH TRUST                 DURING PAST 5 YEARS
----------------------------------------------------------------------------------------------------------------------
Stephen J. Kneeley                      President                              President & Co-Chief Executive
Age 39                                                                         Officer for Turner Investment
                                                                               Partners, Inc.
----------------------------------------------------------------------------------------------------------------------
John H. Grady                           Executive Vice President and Chief     General Counsel and Chief
Age 41                                  Operating Officer                      Operating Officer of Turner
                                                                               Investment Partners, Inc.;
                                                                               previously, Partner, Morgan Lewis
                                                                               & Bockius, LLP.
----------------------------------------------------------------------------------------------------------------------
Thomas R. Trala                         Treasurer and Chief Financial Officer  Treasurer and Chief Financial
Age 36                                                                         Officer of Turner Investment
                                                                               Partners, Inc.
----------------------------------------------------------------------------------------------------------------------
Brian McNally                           Vice President                         Deputy General Counsel of Turner
Age 44                                                                         Investment Partners; previously
                                                                               Assistant General Counsel, Bank of
                                                                               America
----------------------------------------------------------------------------------------------------------------------
Diane Drake                             Secretary and Vice President           Deputy Counsel of Turner
Age 35                                                                         Investment Partners, Inc.;
                                                                               previously, Associate, Stradley,
                                                                               Ronon, Stevens & Young, LLP; Staff
                                                                               Attorney, Rodney Square Management
                                                                               Corporation.
----------------------------------------------------------------------------------------------------------------------
Brian Ferko                             Vice President                         Product Manager/ Director of
Age 31                                                                         Mutual Fund Administration and
                                                                               Operations of Turner Investment
                                                                               Partners, Inc.; previously,
                                                                               Account Director, SEI Investments.
----------------------------------------------------------------------------------------------------------------------
John Canning                            Vice President                         Sub-Advisory Institutional Service
Age 32                                                                         Product Manager, Turner Investment
                                                                               Partners, Inc.; previously,
                                                                               Transfer Agent Manager, Pilgrim
                                                                               Baxter and Associates; Portfolio
                                                                               Implementation Analyst, SEI
                                                                               Investments
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NAME, AGE AND ADDRESS DURING THE PAST        POSITION(S) HELD WITH TRUST             PRINCIPAL OCCUPATION(S)
               5 YEARS                                                                 DURING PAST 5 YEARS
----------------------------------------------------------------------------------------------------------------------
Rami Livelsberger                       Vice President and Assistant           Legal Assistant, Turner Investment
Age 28                                  Secretary                              Partners, Inc.; previously, Legal
                                                                               Assistant, Morgan Lewis & Bockius,
                                                                               LLP; Temporary Employee, Kelly
                                                                               Services; Temporary Employee,
                                                                               McCallion.
----------------------------------------------------------------------------------------------------------------------


THE INVESTMENT MANAGER

Turner Investment Partners, Inc., 1205 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, is a professional investment management firm founded in March, 1990. Robert E. Turner is the Chairman and controlling shareholder of Turner.

As of October 31, 2002, Turner had discretionary management authority with respect to approximately $8 billion of assets. Turner has provided investment advisory services to investment companies since 1992.

Turner serves as the manager for the Portfolios under a written investment management agreement (the "Management Agreement"). Under the Management Agreement, Turner makes the investment decisions for the assets of the Portfolios and continuously reviews, supervises and administers each Portfolio's investment program, subject to the supervision of, and policies established by, the Trustees of the Trust. Under the Management Agreement, Turner also provides administrative services to the Trust, which include day-to-day administration of matters related to the corporate existence of the Trust, maintenance of records, preparation of reports, supervision of the Trust's arrangements with other service providers, and assistance in preparation of the Trust's registration statement under federal laws. Turner is responsible for compensating any third party engaged by Turner to provide services under its supervision and is also responsible for payment of fees of the Independent Trustees, custodian, independent public accountant, legal counsel (excluding costs in connection with certain litigation or administrative actions), or transfer and dividend disbursing agent.

Pursuant to the Management Agreement, each Portfolio pays Turner a unified fee for providing advisory and administrative services, payable monthly equal to the following percentage of such Portfolio's average daily net assets on an annual basis:

         High Yield Fixed Income Portfolio                      0.45%
         High Quality Fixed Income Portfolio                    0.40%
         BBB Fixed Income Portfolio                             0.40%
         Core Fixed Income Portfolio                            0.40%
         Small Cap Core Portfolio                               0.95%
         Mid Cap Core Portfolio                                 0.90%

The unified management fee does not include the costs of any interest, taxes, dues, fees, or similar costs, brokerage or other transaction costs, or certain extraordinary expenses.

Turner has contractually agreed to reduce the unified management fees of the Portfolios to 0.40% for the High Yield Fixed Income Portfolio, and 0.35% for the High Quality Fixed Income, the BBB Fixed Income and Core Fixed Income Portfolios until October 1, 2003. Turner may discontinue this arrangement at any time after October 1, 2003.

The continuance of the Management Agreement as to any Portfolio after the first two years must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of that Portfolio, and (ii) by the vote of a majority of the Trustees who are not parties to the Management Agreement or "interested persons" (as that term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Management Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to any Portfolio, by a majority of the outstanding shares of that Portfolio, on not less than 30 days' nor more than 60 days' written notice to Turner, or by Turner on 90 days' written notice to the Trust.

THE SUB-ADVISER

Turner Investment Management, LLC ("TIM"), 100 Pearl Street, 12th Floor, Hartford, CT 06103, serves as investment manager for the Small Cap Core and Mid Cap Core Portfolios under a written sub-advisory agreement (the "Sub-Advisory Agreement") with Turner. TIM is a professional investment management firm founded in 2002. Robert E. Turner is the Chairman of TIM, and TIM is primarily owned by Turner, its controlling shareholder.

TIM makes the investment decisions for the assets of the Small Cap Core and Mid Cap Core Portfolios, and continuously reviews, supervises and administers a separate investment program, subject to the supervision of, and policies established by, the Trustees of the Trust. For its services, TIM is entitled to receive a fee from Turner, which is calculated daily and paid monthly, at an annual rate of 0.80% of the Small Cap Core Portfolio's average daily net assets, and 0.75% of the Mid Cap Core Portfolio's average daily net assets. The Sub-Advisory Agreement has similar termination provisions as the Management Agreement.

BOARD CONSIDERATIONS IN APPROVING THE MANAGEMENT AGREEMENT AND THE SUB-ADVISORY AGREEMENT

The continuance of the Management Agreement and the Sub-Advisory Agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the relevant Portfolio and (ii) by the vote of a majority of the Trustees who are not parties to the Management Agreement or the Sub-Advisory Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board of Trustees will call and hold a meeting to decide whether to renew the Management Agreement and/or the Sub-Advisory Agreement for the upcoming year. In preparation for the meeting, the Board will request and review a wide variety of information from Turner and TIM. The Trustees will use this information, as well as information that other Portfolio service providers may submit to the Board, to help them decide whether to renew the Management Agreement and/or the Sub-Advisory Agreement for another year.

Before approving the Management Agreement and the Sub-Advisory Agreement, the Board requested and received written materials from Turner and TIM about: (a) the quality of their services; (b) their personnel; (c) their operations and financial condition; and (d) the Portfolios' overall fees and operating expenses compared with similar mutual funds.

Based on the Board's deliberations and its evaluation of the information described above, the Board, including all of the Independent Trustees, unanimously: (a) concluded that terms of the Management Agreement and the Sub-Advisory Agreement are fair and reasonable; (b) concluded that Turner's and TIM's fees, respectively, are reasonable in light of the services that Turner and TIM will provide to the Trust; and (c) agreed to adopt the Management Agreement and the Sub-Advisory Agreement.

OTHER SERVICE PROVIDERS

SUB-ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND PAYING AGENT. PFPC, Inc. ("PFPC"), a Delaware corporation, serves as the sub-administrator for the Trust. It provides general management related services, including those relating to valuation of each Portfolio's assets. PFPC also acts as the Transfer Agent and Dividend Paying Agent for the Trust. PFPC is located at 400 Bellevue Parkway, Wilmington, Delaware 19808.

PLACEMENT AGENT. Turner Investment Distributors, Inc. (the "Placement Agent") acts as placement agent of the Trust. The Placement Agent is a subsidiary of Turner and its principal place of business is 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312. The Placement Agent is not obligated to distribute a particular number of shares of the Portfolios and receives no compensation for serving as placement agent.

CUSTODIAN. PFPC Trust Company (the "Custodian"), a limited purpose trust company incorporated under the laws of Delaware, serves as the primary custodian of the Portfolios' assets, and may maintain custody of the Portfolios' assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager. Assets of the Portfolios are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19808.

AUDITORS AND LEGAL COUNSEL.

Ernst & Young LLP serves as the independent auditors of the Trust. Its principal business address is 2001 Market Street, Philadelphia, Pennsylvania 19103.

Morgan, Lewis & Bockius LLP, acts as legal counsel to the Trust. Its principal business address is 1701 Market Street, Philadelphia, Pennsylvania 19103.

FISCAL YEAR

Each Portfolio's fiscal year ends on September 30th.

COMPUTATION OF YIELD AND TOTAL RETURN

From time to time the Trust may advertise yield and total return of the Portfolios. These figures will be based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns. The yield of a Portfolio refers to the annualized income generated by an investment in the Portfolio over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that 30-day period is generated in each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

Yield = 2[((a-b)/cd + 1)6 - 1] where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The total return of a Portfolio, both before and after taxes, refers to the average compounded rate of return on a hypothetical investment for designated time periods (including but not limited to, the period from which the Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, total return before taxes will be calculated according to the following formula: P (1 + T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return (before taxes); n = number of years; and ERV = ending redeemable value as of the end of the designated time period. Total return after taxes on distributions will be calculated according to the following formula: P (1 + T)n = ATVD, where P = a hypothetical initial payment of $1,000; T = average annual total return (after taxes on distributions); n = number of years; and ATVD = ending redeemable value as of the end of the designated time period, after taxes on Portfolio distributions, but not after taxes on redemption. Total return after taxes on distributions and redemption will be calculated according to the following formula: P (1 + T)n = ATVDR where P = a hypothetical initial payment of $1,000; T = average annual total return (after taxes on distributions); n = number of years; and ATVDR = ending redeemable value as of the end of the designated time period, after taxes on Portfolio distributions and on redemption. Each of the above formulas assumes a hypothetical $1,000 payment made at the beginning of the designated time period.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions may be made through the Transfer Agent on days when the New York Stock Exchange (NYSE) is open for business. Currently, the days on which each Portfolio is closed for business are: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Shares of each Portfolio are offered to qualified investors on a continuous basis.

It is currently the Trust's policy to pay all redemptions in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by a Portfolio in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions, and may have to pay taxes on capital gains from the sale.

The Portfolios' net asset value per share is computed once daily, Monday through Friday, as of 4:00 p.m. Eastern Time except when the Portfolio is not open for business, days during which the Portfolio receives no purchase or redemption orders, customer holidays and on days when the NYSE is closed.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the NYSE is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of a Portfolio's securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of shares of any Portfolio for any period during which the NYSE, Turner, the Transfer Agent and/or the Custodian are not open for business.

DETERMINATION OF NET ASSET VALUE

The securities of each Portfolio are valued under the direction of the Administrator. The Administrator or its delegates may use an independent pricing service to obtain valuations of securities. The pricing service relies primarily on prices of actual market transactions as well as on trade quotations obtained from third parties. However, the pricing service may use a matrix system to determine valuations of fixed income securities. This system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures used by the pricing service and its valuation are reviewed by the officers of the Trust under the general supervision of the Trustees.

If market prices are unavailable or believed to be unreliable, the Administrator will make a good faith determination as to the "fair value" of the security using procedures approved by the Trustees.

Some Portfolios may hold portfolio securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolios do not calculate NAV. As a result, the value of these investments may change on days when you cannot purchase or sell Portfolio shares.

Securities with remaining maturities of 60 days or less will be valued by the amortized cost method, which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization of maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by this method, is higher or lower than the price a Portfolio would receive if it sold the instrument.

TAXES

The following is only a summary of certain tax considerations generally affecting the Portfolios and their shareholders. No attempt is made to present a detailed explanation of the federal, state, or local tax treatment of the Portfolios or their shareholders and the discussion here and in the Portfolios' Prospectus is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors about their own tax situations, including their foreign, state and local tax liabilities.

FEDERAL INCOME TAX

The following is only a summary of certain additional federal tax considerations generally affecting the Portfolios and their shareholders that are not discussed in the Portfolios' Prospectus. The discussion of federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

Each Portfolio intends to qualify as a "regulated investment company" ("RIC") as defined under subchapter M of the Code. By following such a policy, each Portfolio expects to eliminate or reduce to a nominal amount the federal taxes to which it may be subject.

In order to qualify for treatment as a RIC under the Code, each Portfolio must distribute annually to its shareholders at least the sum of 90% of its net interest income excludable from gross income plus 90% of its investment company taxable income (generally, net investment income plus net short-term capital gain) ("Distribution Requirement") and also must meet several additional requirements. Among these requirements are the following: (i) at least 90% of a Portfolio's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities, or certain other income (including gains from options, futures or forward contracts); (ii) at the close of each quarter of a Portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities, with such other securities limited, in respect to any one issuer, to an amount that does not exceed 5% of the value of the Portfolio's assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of a Portfolio's taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers which are engaged in the same, similar or related trades or business if the Portfolio controls such issuers.

Notwithstanding the Distribution Requirement described above, which requires only that a Portfolio distribute at least 90% of its annual investment company taxable income and does not require any minimum distribution of net capital gain (the excess of net long-term capital gain over net short-term capital loss), the Portfolios will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year 98% of its ordinary income for that year and 98% of its capital gain net income (the excess of short- and long-term capital gains over short-and long-term capital losses) for the one-year period ending on October 31 of that year, plus certain other amounts.

Each Portfolio intends to make sufficient distributions to avoid liability for the federal excise tax. A Portfolio may in certain circumstances be required to liquidate Portfolio investments in order to make sufficient distributions to avoid federal excise tax liability at a time when Turner might not otherwise have chosen to do so, and liquidation of investments in such circumstances may affect the ability of a Portfolio to satisfy the requirements for qualification as a RIC.

Any gain or loss recognized on a sale, exchange or redemption of shares of a Portfolio by a shareholder who is not a dealer in securities will generally, for individual shareholders, be treated as a long-term capital gain or loss if the shares have been held for more than one year, and otherwise will be treated as short term capital gain or loss. However, if shares on which a shareholder has received a net capital gain distribution are subsequently sold, exchanged or redeemed and such shares have been held for six months or less, any loss recognized will be treated as a long-term capital loss to the extent of the net capital gain distribution. Long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed at ordinary income tax rates.

In light of the investment objectives of the Portfolios, other than the Small Cap Core Portfolio and the Mid Cap Core Portfolio, it is not anticipated that these Portfolios will designate significant distributions, if any, eligible for the corporate dividends-received deduction. Dividends paid by the Small Cap Core Portfolio and the Mid Cap Core Portfolio will be eligible for the dividends-received deduction allowed to corporate shareholders to the extent they are derived from dividends from domestic corporations, subject to certain limitations; however, dividends received by a corporate shareholder which qualify for the dividends-received deduction may not be subject to the alternative minimum tax.

A Portfolio may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by a Portfolio are treated as ordinary income or capital gain, accelerate the recognition of income to a Portfolio and/or defer a Portfolio's ability to recognize losses. In turn, those rules may affect the amount, timing or character of the income distributed to you by a Portfolio.

If a Portfolio has fewer than 500 persons at any time during a calendar year, for federal income tax purposes, individuals and certain trusts and estates that hold shares in such Portfolio (directly or through a partnership, S corporation or grantor trust) will be treated as receiving an additional dividend equal to their share of certain Portfolio expenses that are treated as "miscellaneous itemized deductions" for federal income tax purposes (including, for example, custodian fees) and as having paid such expenses themselves. Because shareholders which are treated as receiving an additional dividend and as having paid such expenses may deduct such expenses in a taxable year only to the extent that their respective aggregate miscellaneous itemized deductions for the year exceed 2% of their respective adjusted gross income for the year, all or a portion of the above expenses may not be deductible for certain shareholders in certain taxable years.

In certain cases, the Portfolio will be required to withhold at the applicable withholding rate, and remit to the United States Treasury, any distributions paid to a shareholder who (1) has failed to provide a correct taxpayer identification number, (2) is subject to backup withholding by the Internal Revenue Service, (3) has not certified to the Portfolio that such shareholder is not subject to backup withholding, or (4) has not certified that such shareholder is a U.S. person (including a U.S. resident alien).

If any Portfolio fails to qualify as a RIC for any taxable year, it will be taxable at regular corporate rates. In such an event, all distributions (including capital gains distributions) will be taxable as ordinary dividends to the extent of the Portfolio's current and accumulated earnings and profits, and such distributions may generally be eligible for the corporate dividends-received deduction. The Board reserves the right to terminate a Portfolio's election as a RIC if it determines such action to be in the best interest of such Portfolio's shareholders.

STATE TAXES

Distributions by any Portfolio to shareholders and the ownership of shares may be subject to state and local taxes.

ERISA CONSIDERATIONS

PRUDENCE AND DIVERSIFICATION. Before authorizing an investment in shares of a Portfolio, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended, ("ERISA Plans") should consider (i) whether the investment in such shares satisfies the prudence and diversification requirements of Section 404 of ERISA, (ii) whether such fiduciaries have authority to acquire such shares under the plan's investment policies and appropriate governing instruments (including Title I of ERISA) and (iii) whether the investment will result in unrelated business taxable income to the plan. If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Accordingly, the Board of Trustees requires all ERISA Plans proposing to invest in a Portfolio to represent, among other things, that: it, and any fiduciaries responsible for the Plan's investments are aware and understand the Portfolio's investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Portfolio was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and
(iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Portfolio.

Also, fiduciaries of an individual retirement account ("IRA"), a Keogh plan or other "plan" described in Section 4975(e)(1) of the Code that is not otherwise subject to Title I of ERISA (collectively "Tax-Qualified Plans"), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments.

Because the Trust is registered as an investment company under the Investment Company Act, the underlying assets of a Portfolio should not be considered to be "plan assets" of any Plan investing in a Portfolio for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code. Thus, neither the Board of Trustees nor any of its affiliates will be fiduciaries with respect to the Plans investing in a Portfolio based solely on the Board of Trustees' investment management of the Portfolio's assets.

DECISION TO INVEST IN SHARES. Certain prospective Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with Turner (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan investor. Generally, ERISA prohibits (and the Code penalizes) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration. Accordingly, fiduciaries of Plans will be required to represent that the decision to invest in a Portfolio was made by a fiduciary independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Portfolio.

In short, it is the responsibility of any fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the shares of a Portfolio to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in a Portfolio should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code.

PORTFOLIO TRANSACTIONS

Turner is authorized to select brokers and dealers to effect securities transactions for the Portfolios. Each will seek to obtain the most favorable net results by taking into account various factors, including price, commission, size of the transactions and difficulty of executions, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. While Turner generally seeks reasonably competitive spreads or commissions, a Portfolio will not necessarily be paying the lowest spread or commission available. Turner seeks to select brokers or dealers that offer a Portfolio best price and execution or other services that benefit the Portfolios.

Turner may, consistent with the interests of the Portfolios, select brokers on the basis of the research services provided to Turner. Such services may include analyses of the business or prospects of a company, industry or economic sector, or statistical and pricing services. Information so received by Turner will be in addition to and not in lieu of the services required to be performed by Turner under the Advisory Agreement. If, in the judgment of Turner, a Portfolio or other accounts managed by Turner will be benefited by supplemental research services, Turner is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. These research services include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing of analyses and reports concerning issuers, securities or industries; providing information on economic factors and trends; assisting in determining portfolio strategy; providing computer software used in security analyses; and providing portfolio performance evaluation and technical market analyses. The expenses of Turner will not necessarily be reduced as a result of the receipt of such supplemental information, such services may not be used exclusively, or at all, with respect to a Portfolio or account generating the brokerage, and there can be no guarantee that Turner will find all of such services of value in advising that Portfolio.

It is not the Portfolios' practice to allocate brokerage or principal business on the basis of sales of its shares made through broker-dealers. However, Turner may place portfolio orders with qualified broker-dealers who recommend a Portfolio's shares to clients, and may, when a number of brokers and dealers can provide best net results on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker-dealers.

VOTING

Each share held entitles the shareholder of record to one vote for each whole share owned, and a proportional fractional vote for each fractional share owned. Shares issued by each Portfolio have no preemptive, conversion, or subscription rights. Each Portfolio, as a separate series of the Trust, votes separately on matters affecting only that Portfolio. Voting rights are not cumulative. As a Delaware business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances.

In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

Where the Trust's Prospectus or Statement of Additional Information state that an investment limitation or a fundamental policy may not be changed without shareholder approval, such approval means the vote of (i) 67% or more of the affected Portfolio's shares present at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the affected Portfolio's outstanding shares, whichever is less.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of portfolios and shares of each portfolio. Each share of a Portfolio represents an equal proportionate interest in that Portfolio with each other share. Upon liquidation, shares are entitled to a pro rata share in the net assets of the Portfolio. The Declaration of Trust provides that the Trustees of the Trust may create additional series of shares or separate classes of Portfolios. All consideration received by the Trust for shares of any Portfolio and all assets in which such consideration is invested would belong to that Portfolio and would be subject to the liabilities related thereto. Share certificates representing shares will not be issued.

LIMITATION OF TRUSTEES' LIABILITY

The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisers, shall not be liable for any neglect or wrongdoing of any such person. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

CODE OF ETHICS

The Board of Trustees of the Trust has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. In addition, Turner, TIM and Turner Investment Distributors, Inc., the Portfolios' Placement Agent, have adopted Codes of Ethics pursuant to Rule 17j-1. Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons. Under each Code of Ethics, access persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain access persons are required to obtain approval before investing in initial public offerings or private placements. Copies of these Codes of Ethics are on file with the SEC, and are available to the public.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of the date of this filing, there were no control persons or principal shareholders of the Portfolios.

                                    APPENDIX


                      DESCRIPTION OF CORPORATE BOND RATINGS

DESCRIPTION OF MOODY'S LONG-TERM RATINGS

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                               Appendix - Page 1

C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

DESCRIPTION OF STANDARD & POOR'S LONG-TERM RATINGS

INVESTMENT GRADE

AAA Debt rated `AAA' has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated `AA' has a very strong capacity to pay interest and repay principal and differs from the highest rated debt only in small degree.

A Debt rated `A' has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated `BBB' is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

SPECULATIVE GRADE

Debt rated `BB', `B', `CCC', `CC', and `C' is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. `BB' indicates the least degree of speculation and `C' the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB Debt rated `BB' has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The `BB' rating category is also used for debt subordinated to senior debt that is assigned an actual or implied `BBB-' rating.

B Debt rate `B' has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The `B' rating category also is used for debt subordinated to senior debt that is assigned an actual or implied `BB' or `BB-' rating.

                               Appendix - Page 2

CCC Debt rated `CCC' has a current identifiable vulnerability to default, and is dependent on favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The `CCC' rating category also is used for debt subordinated to senior debt that is assigned an actual or implied `B' or `B-' rating.

CC The rating `CC' is typically applied to debt subordinated to senior debt which is assigned an actual or implied `CCC' rating.

C The rating `C' is typically applied to debt subordinated to senior debt which is assigned an actual or implied `CCC-' debt rating. The `C' rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

Ci Debt rated `CI' is reserved for income bonds on which no interest is being paid.

D Debt is rated `D' when the issue is in payment default, or the obligor has filed for bankruptcy. The `D' rating is used when interest or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

DESCRIPTION OF FITCH'S LONG-TERM RATINGS

INVESTMENT GRADE BOND

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated `AAA'. Because bonds rated in the `AAA' and `AA' categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated `F-1+'.

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

                               Appendix - Page 3

SPECULATIVE GRADE BOND

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in imminent default in payment of interest or principal.

DDD, DD, AND D:

         Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. `DDD' represents the highest potential for recovery on these bonds, and `D' represents the lowest potential for recovery.

                               Appendix - Page 4

                            PART C: OTHER INFORMATION

         ITEM 23.  EXHIBITS:

                  (a)(1) Registrant's Agreement and Declaration of Trust dated May 30, 2002, is incorporated by reference to Exhibit
                           (a) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

                  (a)(2)   Certificate   of  Amendment  to  the   Agreement  and
                           Declaration of Trust, is filed herewith.

                  (b) By-Laws of the Trust is incorporated by reference to Exhibit (b) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

                  (c)      Not applicable.

                  (d)(1)   Investment    Management    Agreement   between   the
                           Registrant and Turner Investment Partners, Inc., is filed herewith.

                  (d)(2)   Investment   Sub-Advisory   Agreement   between   the
                           Registrant and Turner Investment Management, LLC, is filed herewith.

                  (e)      Distribution  Agreement  between the  Registrant  and
                           Turner  Investment   Distributors,   Inc.,  is  filed
                           herewith.

                  (f)      Not applicable.


                  (g) Custodian Agreement between the Registrant and PFPC Inc., is filed herewith.

                  (h)(1) Contractual Fee Waiver Agreement between the Registrant and Turner Investments Partners, Inc., is incorporated by reference to Exhibit (h) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on
                           September 26, 2002.

                  (h)(2) Administration Agreement between the Registrant and Turner Investment Partners, Inc., is filed herewith.

                  (h)(3)   Sub-Administration     Agreement    between    Turner
                           Investment Partners, Inc., and PFPC Inc., is filed herewith.

                  (h)(4) Transfer Agency Agreement between the Registrant and PFPC Inc., is filed herewith.

                  (i)      Not applicable.

                  (j)      Not applicable.

                  (k)      Not applicable.

                  (l)      Not applicable.

                  (m)      Not applicable.

                  (n)      Not applicable.

                  (o)      Not applicable.

                  (p)(1) Code of Ethics for the Registrant is incorporated by reference to Exhibit (p)(1) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26,
                           2002.

                  (p)(2) Code of Ethics for Turner Investment Partners, Inc. is incorporated by reference to Exhibit (p)(2) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on
                           September 26, 2002.

                  (p)(3) Code of Ethics for Turner Investment Distributors, Inc. is incorporated by reference to Exhibit (p)(3) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

                  (p)(4) Code of Ethics for Turner Investment Management, LLC, is filed herewith.

                  (q) Power of Attorney for Robert Turner and John Connors are is incorporated by reference to Exhibit (q) of the Registrant's Initial Registration Statement as filed via EDGAR (Accession No. 0001135428-02-000294) on September 26, 2002.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:

                  See the Prospectus and the Statement of Additional Information regarding the Registrant's control relationships.

ITEM 25.  INDEMNIFICATION:

                  Article VII of the Agreement and Declaration of Trust empowers the Trustees of the Trust, to the full extent permitted by law, to purchase with Trust assets insurance for indemnification from liability and to pay for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                  Article VI of the By-Laws of the Trust provides that the Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is and other amounts or was an agent of the Trust, against expenses, judgments, fines, settlement and other amounts actually and reasonable incurred in connection with such proceeding if that person acted in good faith and reasonably believed his or her conduct to be in the best interests of the Trust. Indemnification will not be provided in certain circumstances, however, including instances of willful misfeasance, bad faith, gross negligence, and reckless disregard of the duties involved in the conduct of the particular office involved.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

TURNER INVESTMENT PARTNERS, INC.

Turner Investment Partners, Inc. ("Turner") is the investment adviser for the Turner Large Cap Growth Opportunities, Turner Midcap Growth, Turner Small Cap Growth, Turner Micro Cap Growth, Turner Large Cap Value, Turner Midcap Value, Turner Small Cap Value, Turner Technology, Turner Concentrated Growth, Turner New Enterprise, Turner Disciplined Large Cap Growth, Turner Financial Services, Turner Healthcare & Biotechnology, Turner Tax Managed U.S. Equity, Turner High Yield, Turner Core Fixed Income, Turner Total Return Fixed Income, Turner Ultra Short Duration Fixed Income, and Turner Short Duration Fixed Income Funds. The principal address of Turner is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312. Turner is an investment adviser registered under the Advisers Act.

NAME AND POSITION WITH                                                         POSITION WITH OTHER
COMPANY                                  OTHER COMPANY                         COMPANY
----------------------                   -------------                         -------------------

Stephen  J. Kneeley                      Turner Funds                          Trustee
President, Co-Chief Executive
Officer
                                         Alpha Select Funds                    Trustee

                                         ACP Strategic Opportunities Fund      President
                                         II, LLC

                                         ACP Continuum Return Fund II, LLC     President

John H. Grady                            Turner Investment Distributors, Inc.  President
General Counsel - Chief Legal Officer;
Chief Operating Officer, Secretary       Ascendant Capital Partners            Managing Member

                                         ACP Strategic Opportunities Fund
                                         II, LLC                               Executive Vice President & Chief
                                                                               Operating Officer

                                         ACP Continuum Return Fund II, LLC     Executive Vice President & Chief
                                                                               Operating Officer

                                         Turner Investment Management LLC      Chief Operating Officer

Thomas R. Trala                          Turner Investment Distributors, Inc.  Chief Financial Officer
CFO, Treasurer
                                         Ascendant Capital Partners            Managing Member

                                         ACP Strategic Opportunities Fund      Treasurer & Chief Financial Officer
                                         II, LLC

                                         ACP Continuum Return Fund II, LLC     Treasurer & Chief Financial Officer

                                         Turner Investment Management LLC      Chief Financial Officer

Mark D. Turner                           None                                  None
Vice Chairman, Senior Portfolio
Manager

Robert E. Turner, Jr.                    Turner Funds                          Trustee
Chairman, CIO; Co-Chief Executive
Officer                                  Episcopal Academy                     Trustee
                                         Merion, PA

                                         Bradley University Trustee
                                         Peoria, IL

                                         ACP Strategic Opportunities Fund      Trustee
                                         II, LLC

                                         ACP Continuum Return Fund II, LLC     Trustee

                                         Alpha Select Funds                    Trustee

Roger A. Early, CIO - Fixed Income       None                                  None

TURNER INVESTMENT MANAGEMENT LLC

Turner Investment Management LLC is the investment adviser for the Turner Small Cap Equity and Turner Small Cap Value Opportunities Funds. The principal address of Turner Investment Management LLC is c/o 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312. TIM is an investment adviser registered under the Advisors Act.

NAME AND POSITION WITH                                                         POSITION WITH OTHER
COMPANY                                  OTHER COMPANY                         COMPANY
----------------------                   -------------                         -------------------

Stephen  J. Kneeley                      Turner Investment Partners, Inc.      President, Co-Chief Executive
President, Co-Chief Executive Officer                                          Officer

                                         Westlakes Institutional Portfolios,   President
                                         Inc.

                                         Alpha Select Funds                    Trustee

                                         ACP Strategic Opportunities Fund      President
                                         II, LLC

                                         ACP Continuum Return Fund II, LLC     President

John H. Grady, Jr.                       Turner Investment Distributors, Inc.  President
Chief Operating Officer
                                         Ascendant Capital Partners            Managing Member

                                         ACP Strategic Opportunities Fund
                                         II, LLC                               Executive Vice President

                                         ACP Continuum Return Fund II, LLC     Executive Vice President

                                         Turner Investment Partners, Inc.      General Counsel - Chief Legal
                                                                               Officer; Chief Operating Officer,
                                                                               Secretary
Thomas DiBella                           None
Chief Investment Officer

Thomas R. Trala                          Turner Investment Distributors, Inc.  Chief Financial Officer
Chief Financial Officer, Treasurer

                                         Ascendant Capital Partners            Managing Member

                                         ACP Strategic Opportunities Fund      Treasurer & Chief Financial Officer
                                         II, LLC

                                         ACP Continuum Return Fund II, LLC     Treasurer & Chief Financial Officer

                                         Turner Investment Partners, Inc.      Chief Financial Officer, Treasurer

Diane Drake
Secretary                                None                                  None

                                       vi

ITEM 27.

Turner Investment Distributors, Inc. also acts as principal underwriter of shares of:


Turner  Disciplined Large Cap Growth Fund
Turner Midcap Growth Fund
Turner Small Cap Growth Fund
Turner Micro Cap Growth Fund
Turner Large Cap Value Fund
Turner Midcap Value Fund
Turner Small Cap Value Fund
Turner Technology Fund
Turner Concentrated Growth Fund
Turner New Enterprise Fund
Turner Financial Services Fund
Turner Tax Managed U.S. Equity Fund
Turner Core Fixed Income Fund
Turner Total Return Fixed Income Fund
Turner Ultra Short Duration Fixed Income Fund
Fund Turner Short Duration Fixed Income Fund
Turner Small Cap Equity Fund
Turner Small Cap Value Opportunities Fund
Turner High Yield Fund
Alpha Select Target Select Equity Fund
ACP Strategic Opportunities Fund II, LLC
ACP Continuum Return Fund II, LLC

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         Books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules promulgated thereunder, are maintained as follows:

          (a) With respect to Rules 31a-1(a);  31a-1(b)(1); (2)(a) and (b); (3);
         (6); (8); (12); and 31a-1(d), the required books and records will be maintained at the offices of Registrant's Custodian:

                  PFPC Company
                  400 Bellevue Parkway
                  Wilmington, Delaware 19808

         (b) With respect to Rules  31a-1(a);  31a-1(b)(1),(4);  (2)(C) and (D);
(4); (5);  (6);  (8); (9);  (10);  (11);  and 31a-1(f),  the required  books and records are maintained at the offices of the Registrant's Administrator: and Sub-Administrator


                  Turner Investment Partners, Inc. (Administrator) 1235 Westlakes Drive, Suite 350
                  Berwyn, Pennsylvania 19312

                  PFPC , Inc.
                  400 Bellevue Parkway
                  Wilmington, Delaware 19808

          (c) With respect to Rules 31a-1(b)(5), (6), (9) and (10) and 31a-1(f),
         the required books and records are maintained at the principal offices of the Registrant's Advisers:

                  Turner Investment Partners, Inc.
                  1205 Westlakes Drive, Suite 100
                  Berwyn, Pennsylvania 19312

                  Turner Investment Management, LLC
                  c/o 1205 Westlakes Drive, Suite 100
                  Berwyn, Pennsylvania 19312

ITEM 29.  MANAGEMENT SERVICES: None

ITEM 30.  UNDERTAKINGS: None

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania on the 31st day of December, 2002.

                                           WESTLAKES INSTITUTIONAL PORTFOLIOS


                                           By:      /S/ STEPHEN J. KNEELEY
                                                    Stephen J. Kneeley
                                                    President

                                  EXHIBIT INDEX

NAME                                                          EXHIBIT
--------------------------------------------------------------------------------

Certificate of Amendment to the Agreement                     EX-99.B(a)(2)
and Declaration of Trust

Investment Management Agreement between the                   EX-99.B(d)(1)
 Registrant and Turner Investment Partners, Inc.

Investment Sub-Advisory Agreement between                     EX-99.B(d)(2)
the Registrant and Turner Investment Management, LLC

Distribution Agreement between the Registrant and             EX-99.B(e)
Turner Investment Distributors, Inc.

Custodian  Agreement  between the  Registrant  and            EX-99.B(g)
PFPC, Inc.

Administration Agreement between the Registrant               EX-99.B(h)(2)
and Turner Investment Partners, Inc.,

Sub-Administration Agreement between Turner                   EX-99.B(h)(3)
Investment Partners, Inc. and PFPC, Inc.

Transfer Agency Agreement between the Registrant              EX-99.B(h)(4)
and PFPC, Inc.

Code of Ethics for Turner Investment Management, LLC          EX-99.B(p)(4)